Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information contact: Katoiya Marshall, Investor Relations Contact (310) 893-7446 or kmarshall@kbhome.com Craig LeMessurier, Media Contact (925) 580-1583 or clemessurier@kbhome.com

KB HOME PROVIDES ADDITIONAL DETAIL ON

CAPITAL STRUCTURE AND LIQUIDITY POSITION

LOS ANGELES (June 30, 2011) – KB Home (NYSE: KBH), one of the nation’s premier homebuilders, today provided the following additional details on the Company’s capital structure and liquidity position:

•	KB Home has a current balance of cash, cash equivalents and restricted cash of over $730 million as of May 31, 2011.

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The Company currently forecasts more than ample liquidity at its fiscal year-end, with a projected balance of cash, cash equivalents and restricted cash of over $500 million, after funding its senior note maturity in August 2011 and South Edge-related obligations and without accessing the capital markets.

•	Following the August 2011 maturity of senior notes, the Company’s next senior note maturity is not until 2014.

•	While the Company will continue to evaluate its future cash requirements and financing opportunities available in the capital markets, there is no plan to issue equity.

About KB Home

KB Home (NYSE: KBH), one of the nation’s premier homebuilders, has delivered over half a million quality homes for families since its founding in 1957. The Los Angeles-based company is distinguished by its Built to Order™ homebuilding approach that puts a custom home experience within reach of its customers at an affordable price. KB Home has been named the #1 Green Homebuilder in a study by Calvert Investments and the #1 Homebuilder on FORTUNE magazine’s 2011 World’s Most Admired Companies list. The Company trades under the ticker symbol “KBH” and was the first homebuilder listed on the New York Stock Exchange. For more information about any of KB Home’s new home communities, call 888-KB-HOMES or visit www.kbhome.com.

Certain matters discussed in this press release, including any statements that are predictive in nature or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to: general economic, employment and business conditions; adverse market conditions that could result in additional impairments or abandonment charges and operating losses, including an oversupply of unsold homes, declining home prices and increased foreclosure and short sale activity, among other things; conditions in the capital and credit markets (including residential consumer mortgage lending standards, the availability of residential consumer mortgage financing and mortgage foreclosure rates); material prices and availability; labor costs and availability; changes in interest rates; inflation; our debt level, including our ratio of debt to total capital, and our ability to adjust our debt level and structure; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition for home sales from other sellers of new and existing homes, including sellers of homes obtained through foreclosures or short sales; weather conditions, significant natural disasters and other environmental factors; government actions, policies, programs and regulations directed at or affecting the housing market (including, but not limited to, the Dodd-Frank Act, tax credits, tax incentives and/or subsidies for home purchases, tax deductions for residential consumer mortgage interest payments and property taxes, tax exemptions for profits on home sales, and programs intended to modify existing mortgage loans and to prevent mortgage foreclosures), the homebuilding industry, or construction activities; the availability and cost of land in desirable areas; legal or regulatory proceedings or claims, including an involuntary bankruptcy and other legal proceedings involving the South Edge, LLC residential development joint venture located in Las Vegas, Nevada in which we are a participant; the confirmation by the bankruptcy court of a consensual plan of reorganization for South Edge, LLC and the implementation of such a plan in accordance with the consensual agreement effective June 10, 2011 among the Company, the administrative agent for the lenders to South Edge, LLC, several of those lenders, and certain of the other members of South Edge, LLC and their respective parent companies; the ability and/or willingness of participants in our unconsolidated joint ventures to fulfill their obligations; our ability to access capital; our ability to use the net deferred tax assets we have generated; our ability to successfully implement our current and planned product, geographic and market positioning (including, but not limited to, our efforts to expand our inventory base/pipeline with desirable land positions or interests at reasonable cost and to expand our community count and open new communities), revenue growth and cost reduction strategies; consumer traffic to our new home communities and consumer interest in our product designs, including The Open SeriesTM; impact of our unconsolidated mortgage banking joint venture with a subsidiary of Bank of America, N.A. ceasing to accept loan applications effective June 27, 2011; the manner in which residential consumer mortgage loans and mortgage banking services are offered to our homebuyers; and other events outside of our control. Please see our periodic reports and other filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our business.

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